EXHIBIT 2
GLOBAL SOURCES LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	At	At
	December 31	December 31
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$197,825	$135,093
Available-for-sale securities	—	20,702
Accounts receivable, net	6,665	6,468
Receivables from sales representatives	12,303	13,238
Inventory	1,108	889
Prepaid expenses and other current assets	15,333	14,174
Deferred taxes assets	46	—

Total Current Assets	233,280	190,564

Property and equipment, net	35,352	28,374
Long term investments	100	100
Bonds held to maturity, at amortized cost	99	289
Deferred taxes assets — long term	196	—
Other assets	2,781	1,562

Total Assets	$271,808	$220,889

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,577	$6,804
Deferred income and customer prepayments	78,141	62,036
Accrued liabilities	12,546	12,427
Income taxes payable	694	751

Total Current Liabilities	96,958	82,018

Liabilities for incentive and bonus plans	—	102
Deferred income and customer prepayments — long term	4,934	1,802
Deferred tax liability	283	403

Total Liabilities	102,175	84,325

Minority interest	4,940	2,913

Shareholders’ equity:
Common shares, US$0.01 par value; 75,000,000 shares authorized; 46,572,092 (2006: 46,499,492) shares issued and outstanding	466	465
Additional paid in capital	133,987	125,790
Retained earnings	28,829	4,830
Accumulated other comprehensive income	1,411	2,566

Total Shareholders’ Equity	164,693	133,651

Total Liabilities and Shareholders’ Equity	$271,808	$220,889

GLOBAL SOURCES LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	Three months ended December 31		Year ended December 31
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)
Revenue:
Online and other media services (Note 1)	$33,969	$30,335	$125,818	$113,097
Exhibitions	25,455	21,608	51,608	42,122
Miscellaneous	1,360	361	4,633	1,262

	60,784	52,304	182,059	156,481

Operating Expenses:
Sales (Note 2)	20,641	15,451	61,773	50,380
Event production	9,915	9,169	20,155	18,414
Community (Note 2)	9,327	8,231	27,086	24,885
General and administrative (Note 2)	12,238	10,605	44,167	38,945
Online services development (Note 2)	1,503	1,145	5,703	4,499
Amortization of software costs and intangibles	75	328	193	1,250

Total Operating Expenses	53,699	44,929	159,077	138,373

Income from Operations	7,085	7,375	22,982	18,108

Interest and dividend income	1,721	1,797	6,595	5,571
Gain on sale of available-for-sale securities	2,937	—	2,937	309
Gain on sale of shares to minority shareholder and interest income thereon	—	7,906	—	7,906
Loss on investment, net	—	(743)	(1,846)	(743)
Impairment of goodwill and intangible assets (Note 3)	(3,101)	—	(3,101)	—
Foreign exchange gains (losses), net	(455)	(258)	(1,213)	(714)

Income before Income Taxes	8,187	16,077	26,354	30,437
Income Tax Expense	318	(323)	(328)	(899)

Net Income before Minority Interest	$8,505	$15,754	$26,026	$29,538

Minority interest	(357)	(444)	(2,027)	(1,909)

Net Income before cumulative effect of change in accounting principle	$8,148	$15,310	$23,999	$27,629
Cumulative effect of change in accounting principle (Note 4)	—	—	—	$251

Net Income	$8,148	$15,310	$23,999	$27,880

Basic net income per common share before cumulative effect of change in accounting principle	$0.17	$0.33	$0.52	$0.59

Cumulative effect of change in accounting principle	—	—	—	$0.01

Basic net income per common share	$0.17	$0.33	$0.52	$0.60

Diluted net income per common share before cumulative effect of change in accounting principle	$0.17	$0.33	$0.51	$0.59

Cumulative effect of change in accounting principle	—	—	—	$0.01

Diluted net income per common share	$0.17	$0.33	$0.51	$0.60

Common shares used in basic net income per common share calculations	44,990,694	44,694,977	45,000,808	44,692,422

Common shares used in diluted net income per common share calculations	45,226,872	44,782,075	45,163,495	44,748,162

Basic net income per non-vested restricted share before cumulative effect of change in accounting principle	$0.17	$0.33	$0.52	$0.59

Cumulative effect of change in accounting principle	—	—	—	$0.01

Basic net income per non-vested restricted share	$0.17	$0.33	$0.52	$0.60

Diluted net income per non-vested restricted share before cumulative effect of change in accounting principle	$0.17	$0.33	$0.51	$0.59

Cumulative effect of change in accounting principle	—	—	—	$0.01

Diluted net income per non-vested restricted share	$0.17	$0.33	$0.51	$0.60

Non-vested restricted shares used in basic net income per non-vested restricted share calculations	1,581,398	1,804,515	1,559,748	1,790,150

Non-vested restricted shares used in diluted net income per non-vested restricted share calculations	1,942,420	1,804,515	1,823,366	1,790,150

Note : 1.	Online and other media services consists of:

	Three months ended December 31		Year ended December 31
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)

Online services	$20,501	$16,927	$75,919	$64,396
Print services	13,468	13,408	49,899	48,701

	$33,969	$30,335	$125,818	$113,097

Note : 2.	Non-cash compensation expenses associated with the several employee equity compensation plans and Directors Purchase Plan included under various categories of expenses are as follows:

	Three months ended December 31		Year ended December 31
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)
Sales	$2,417	$707	$4,286	$1,790
Community	112	66	269	145
General administrative	918	381	2,874	1,950
Online services development	122	39	347	181

	$3,569	$1,193	$7,776	$4,066

Note : 3.	Represents the impairment loss recorded on goodwill and intangible assets associated with the business acquisition of Blue Bamboo China Ventures.

Note : 4.	Represents the cumulative effect of change in accounting principle, resulting from the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R) with effect from January 1, 2006.

GLOBAL SOURCES LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	Year ended December 31
	2007	2006
Cash flows from operating activities:
Net income	$23,999	$27,880
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,710	4,678
Accretion of U.S. Treasury strips zero % coupons	(15)	(26)
Impairment of investment, goodwill and intangible assets	5,402	—
Profit on sale of equipment	(3)	(30)
Provision for doubtful debts	444	216
Non-cash compensation expense	7,776	4,066
Income attributable to minority shareholder	2,027	1,909
Gain on sale of shares to minority shareholder and interest income thereon	—	(7,906)
Equipment written off	266	2
Cumulative effect of change in accounting principle	—	(251)
Exchange rate realignment	730	—

	45,336	30,538

Changes in assets and liabilities:
Accounts receivables	(641)	(1,139)
Receivables from sales representatives	935	(7,579)
Inventory	(219)	(23)
Prepaid expenses and other current assets	(1,158)	(3,589)
Long term assets	(1,219)	419
Accounts payable	(1,236)	1,320
Accrued liabilities and liabilities for incentive and bonus plans	17	5,578
Deferred income and customer prepayments	19,237	10,866
Tax liability	(419)	313

Net cash provided by operating activities	60,633	36,704

Cash flows from investing activities:
Purchase of property and equipment	(11,291)	(4,876)
Proceeds from sale of equipment	3	30
Proceeds from matured bonds	205	200
Purchase of intangible assets	(3,136)	—
Purchase of available-for-sale securities	—	(263,463)
Proceeds from sale of available-for-sale securities	15,834	251,267
Net proceeds from sale of shares to minority shareholder, interest received thereon and repurchase of share dividends from minority shareholder	—	2,719

Net cash generated from (used in) investing activities	1,615	(14,123)

Cash flows from financing activities:
Amount received towards directors purchase plan	422	359

Net cash generated from financing activities	422	359

Effect of exchange rate changes on cash and cash equivalents	62	—
Net increase in cash and cash equivalents	62,670	22,940
Cash and cash equivalents, beginning of the year	135,093	112,153

Cash and cash equivalents, end of the year	$197,825	$135,093

Supplemental cash flow disclosures:
Income tax paid	$747	$586